Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

OF FIRST FINANCIAL HOLDINGS, INC.

The undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Quarterly Report on Form 10-Q, that:

    the report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the report fairly presents, in all material respects, the company's financial condition and results of operations.

A signed original of this written statement required by Section 906 has been provided to First Financial Holdings, Inc. and will be retained by First Financial Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ A. Thomas Hood	By:	/s/ Susan E. Baham
	A. Thomas Hood		Susan E. Baham
	Chief Executive Officer		Chief Financial Officer

Dated: August 14, 2003

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